Exhibit 10.2

GUARANTY

This GUARANTY (the “Guaranty”), dated as of November 12, 2004, is made by NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (“NCFC” or the “Guarantor”), in favor and for the benefit of BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales, as buyer (the “Buyer”) under the Master Repurchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”) among the Buyer, Barclays Bank PLC as agent, NC Capital Corporation (“NCCC”), New Century Mortgage Corporation (“NCMC”), New Century Credit Corporation (“NCC”) and NC Residual II Corporation (“NCRC” and together with NCCC, NCC and NCMC, the “Sellers”), and NCFC, as guarantor.

Reference is made to Custodial Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Custodial Agreement”) among the Buyer, the Sellers and Deutsche Bank National Trust Company, as custodian, the Master Netting Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Master Netting Agreement”) among the Buyer, the Sellers and the Guarantor, any Electronic Tracking Agreement (as amended, supplemented or otherwise modified from time to time, the “Electronic Tracking Agreement”) among the Buyer, the Sellers, the Custodian, MERSCORP, Inc., as electronic agent, and Mortgage Electronic Registration Systems, Inc., an assignment of any Hedge Instrument (as defined in the Master Repurchase Agreement), the pricing side letter, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Side Letter”) among the Buyer, the Sellers and the Guarantor and any other agreement entered into by a Seller and/or the Guarantor, on the one hand, and Buyer or one of its Affiliates (or the Custodian on its behalf) on the other, in connection with any such agreements (collectively with the Master Repurchase Agreement, the Custodial Agreement, the Master Netting Agreement, the Servicing Agreement, the Electronic Tracking Agreement and the Side Letter, the “Program Documents”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Master Repurchase Agreement.

The Buyer has agreed to purchase certain Loans and other Purchased Assets as described in, and upon the terms and subject to the conditions specified in, the Master Repurchase Agreement. The Sellers are direct and wholly-owned subsidiaries of the Guarantor and the Guarantor acknowledges that it will derive substantial benefit from the purchase of such Loans and other Purchased Assets by the Buyer. The obligations of the Buyer are conditioned on, among other things, the execution and delivery by the Guarantor of this Guaranty. As consideration therefor and in order to induce the Buyer to purchase such Loans and other Purchased Assets, the Guarantor is willing to execute this Guaranty.

SECTION 1.    The Guaranty.    The Guarantor hereby guarantees the due and punctual payment in full (in immediately available funds) or performance of the Obligations when due (whether at stated maturity, upon acceleration, demand or otherwise, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, or any successor provision), of any and all sums, fees, expenses, indemnities and other amounts (including all reasonable fees and disbursements of counsel to the Buyer or the Custodian), payable by, or required to be performed by, any Seller pursuant to or arising under, out of or in connection with any of the Program Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, (the obligations to pay all such sums and perform all such duties are hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.    Liability of Guarantor.    The Guarantor agrees that its obligations hereunder are irrevocable, continuing, absolute, independent and unconditional and shall not be affected by any circumstance whatsoever (other than the indefeasible payment in full of the Guaranteed Obligations) which may constitute a defense or a legal or equitable discharge (whether in whole or in part) of the Guarantor or surety, whether foreseen or unforeseen and whether similar or dissimilar to any circumstance described in this Guaranty. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a)    Guaranty of Payment.    The obligations of the Guarantor under this Guaranty constitute a guaranty of payment and performance, and not of collection only. The Guarantor waives any requirement that the Buyer, as a condition of payment by the Guarantor (i) proceed against the Sellers, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security received from the Sellers, any other guarantor of the Guaranteed Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Buyer or the Guarantor in favor of a Seller or the Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or (iv) pursue any other remedy whatsoever in the power of the Buyer.

(b)    Continuing Guaranty.    The obligations of the Guarantor under this Guaranty shall remain in full force and effect until the obligations of the Buyer to purchase Loans and other Purchased Assets have been terminated and all of the Guaranteed Obligations have been indefeasibly paid in full, notwithstanding that from time to time prior thereto the Sellers may be free from any of the Guaranteed Obligations. The Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations that has not been completely performed or indefeasibly paid in full.

(c)      Absolute and Unconditional Guaranty.    The obligations of the Guarantor under this Guaranty are not subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the complete indefeasible payment in full of the Guaranteed Obligations), including, without limitation, the occurrence of any one or more of the following, whether or not the Guarantor shall have had notice or knowledge of any of them:

(i)    any change in the manner, place or terms of payment (including the currency thereof) of any of the Guaranteed Obligations;

(ii)    any settlement, compromise, release or discharge of, or acceptance or refusal of any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or any subordination of the payment of the Guaranteed Obligations to the payment of any other obligations;

(iii)    any rescission, waiver, extension, renewal, alteration, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of the Guaranteed Obligations or any agreement relating thereto, or any other guaranties or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms thereof;

(iv)    the Guaranteed Obligations, the obligations of the Guarantor under this Guaranty, any other agreement relating thereto, or any Program Document at any time being found to be illegal, invalid or unenforceable in any respect or any provision of applicable law or regulation purporting to prohibit the payment by a Seller of any of the Guaranteed Obligations;

(v)    any request or acceptance of other guaranties of the Guaranteed Obligations or the taking and holding of any security for the payment of the Guaranteed Obligations, the obligations of the Guarantor under this Guaranty, or any other guaranty of the Guaranteed Obligations or any release, impairment, surrender, exchange, substitution, compromise, settlement, rescission or subordination thereof;

(vi)    any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; or any enforcement and application of any security now or hereafter held by the Buyer in respect of the obligations of the Guarantor under this Guaranty, or the Guaranteed Obligations and any direction of the order or manner of sale thereof, or the exercise of any other right or remedy that the Buyer may have with respect to any such security, as the Buyer in its sole discretion may determine, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales;

(vii)    any failure or omission to exercise, assert or enforce, or any agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Program Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranties of or any security for the payment of the Guaranteed Obligations;

(viii)    any change in or reorganization of the organizational or corporate structure of a Seller or any dissolution, termination, consolidation or merger or sale or other disposition, whether or not for fair consideration, of all or substantially all of the assets of any of the foregoing or any consent of the Buyer thereto or to any restructuring of the Guaranteed Obligations;

(ix)    the election by the Buyer in any proceeding instituted under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code; any borrowing or grant of a security interest by a Seller, as debtor-in-possession, under Section 364 of the Bankruptcy Code; or the disallowance under Section 502 of the

Bankruptcy Code of all or any portion of the claims of the Buyer for repayment of the Guaranteed Obligations; or

(x) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

SECTION 3. Taxes.

(a)     Payments Free of Taxes.    Any and all payments by or on account of any obligation of the Guarantor hereunder shall be made free and clear of and without reduction or withholding for any taxes, provided that if the Guarantor shall be required by applicable law to deduct any taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) the Buyer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)     Payment of Other Taxes by Guarantor.    Without limiting the provisions of paragraph (a) above, the Guarantor shall timely pay any taxes due and owing in relation to payments by Guarantor hereunder to the relevant Governmental Authority in accordance with applicable law (excluding income and franchise taxes).

(c)     Indemnification by Guarantor.    The Guarantor shall indemnify the Buyer within ten (10) days after demand therefor, for the full amount of any taxes (including taxes in relation to payments by the Guarantor hereunder imposed or asserted on or attributable to amounts payable under this section) paid by the Buyer, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (excluding income and franchise taxes). A certificate as to the amount of such payment or liability delivered to the Guarantor by the Buyer, shall be conclusive absent manifest error.

(d)     Evidence of Payments.    As soon as practicable after any payment of taxes in relation to payments by the Guarantor hereunder by the Guarantor to a Governmental Authority (excluding income and franchise taxes), the Guarantor shall deliver to the Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Buyer.

(e)     Treatment of Certain Refunds.    If the Buyer determines, in its sole discretion, that it has received a refund of any taxes as to which it has been indemnified by the Guarantor or with respect to which the Guarantor has paid additional amounts pursuant to this section, it shall, as soon as reasonably practicable, pay to the Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Guarantor under this section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses of the Buyer, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Guarantor, upon the request of the Buyer, agrees to repay, as soon as reasonably practicable, the amount paid over to the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Buyer in the event the Buyer is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Buyer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Guarantor or any other Person.

SECTION 4.     Waivers of Notices and Defenses.    The Guarantor hereby waives, for the benefit of the Buyer:

(a)    any defense arising by reason of the lack of authority of the Sellers or any defense arising by reason of any disability or other defense of any Seller or of any guarantor of the Guaranteed Obligations or by reason of the cessation or unenforceability of the liability of any Seller or any such guarantor;

(b)    any notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Buyer upon the guaranty set forth in this Guaranty or acceptance of such guaranty (the Guaranteed Obligations and all dealings between the Sellers and the Guarantor, on the one hand, and the Buyer, on the other hand, being conclusively deemed to have been created, incurred or conducted in reliance upon the Guarantor’s obligations under this Guaranty);

(c)    any setoff or counterclaim, any demand for performance, notice of nonperformance, diligence, presentment, protest, notice of protest, notice of dishonor, notice of Defaults or Events of Default under any Program Document, notice of any amendment, renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notice that any portion of the Guaranteed Obligations is due, notice of any collection proceedings, and notice of any other fact which might increase the risk of the Guarantor;

(d)    any defense based upon any statute or rule of law that provides that the obligation of a surety cannot be larger in amount or in other respects more burdensome than that of the principal;

(e)    any benefit of, or any right to participate in, or any notices of exchange, sale, surrender or other handling of, any security or collateral given to the Buyer to secure payment or performance of the Guaranteed Obligations or any other liability of a Seller to the Buyer; and

(f)    to the fullest extent permitted by law, any other defenses or benefits that may be derived from or afforded by law which limit the liability of, or exonerate, the Guarantor or sureties, or which may conflict with the terms of the Guarantor’s obligations under this Guaranty, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury.

SECTION 5.    Bankruptcy and Related Matters.

(a)    No Proceedings Against a Seller or a Servicer.    So long as any of the Guaranteed Obligations remain outstanding, the Guarantor shall not, without the prior written consent of the Buyer, commence or join with any other person in commencing any bankruptcy, liquidation, reorganization or insolvency proceedings of, or against, a Seller or a Servicer.

(b)    Guarantor Remains Obligated.    The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding or action, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, marshalling of assets, assignment for the benefit of creditors, composition with creditors, readjustment, liquidation or arrangement of a Seller or similar proceedings or actions or by any defense which a Seller may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding or action. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts and obligations that constitute the Guaranteed Obligations and would be owed by a Seller but for the fact that they are unenforceable or not allowable due to the existence of any such proceeding or action.

(c)    Stay of Acceleration.    The Guarantor agrees that, notwithstanding anything to the contrary herein, if, after the occurrence and during the continuance of an Event of Default, the Buyer is prevented by applicable law from exercising its right to accelerate the maturity of the Guaranteed Obligations, to collect interest on the Guaranteed Obligations, to enforce or exercise any other right or remedy with respect to the Guaranteed Obligations, or the Buyer is prevented from taking any action to realize on any security or collateral or is prevented from collecting any of the Guaranteed Obligations, the Guarantor shall pay to the Buyer for the account of the Buyer upon demand therefor the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Sellers or Buyer.

(d)    Post-Petition Interest.    Pursuant to, and without limiting, the foregoing, the Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding or action referred to in Section 5(b) of this Guaranty (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding or action, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings or actions had not been commenced) shall be included in the Guaranteed Obligations, it being the intention of the Guarantor and the Buyer that the Guaranteed Obligations which are guaranteed by the Guarantor pursuant to this Guaranty shall be determined without regard to any rule of law or order which may relieve a Seller of any portion of such Guaranteed Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Buyer, or allow the claim of the Buyer, in respect of, any such interest accruing after the date on which such proceeding is commenced.

(e)    Reinstatement of Guaranty.    Notwithstanding anything to the contrary contained herein, in the event that all or any portion of the Guaranteed Obligations are paid by a Seller, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, if all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from the Buyer as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.

(f)     No Subrogation.    Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against a Seller or any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guarantor against a Seller or any other guarantor or any collateral security, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Seller or any other insider guarantor, directly or indirectly, in cash or other property or by set off or in any other manner, payment or security on account of such claim, remedy or right until the obligation of the Buyer to purchase Loans and other Purchased Assets has been terminated and the Guaranteed Obligations have indefeasibly been paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Buyer, if so requested by the Buyer), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Buyer may determine.

SECTION 6.    Representations and Warranties.    The Guarantor represents and warrants as follows:

(a)    The Guarantor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) is duly qualified and in good standing as a foreign entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)    The execution, delivery and performance by the Guarantor of this Guaranty, is within its corporate powers, has been duly authorized by all necessary corporate action, and does not (i) contravene the Guarantor’s certificate of incorporation or by-laws, (ii) contravene any contractual restriction binding on the Guarantor or require any consent under any agreement or instrument to which the Guarantor or any related Affiliate is a party or by which any of its properties or assets is bound, other than any such consents the failure of which to be obtained would not have a Material Adverse Effect, or (iii) violate any law (including, without limitation, the Securities Act of 1933 and the Exchange Act and the regulations thereunder), or writ, judgment, injunction, decree, determination or award applicable to it. The Guarantor is not in violation of any such law, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.

(c)    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, the execution, delivery and performance by it of the Guaranteed Obligations.

(d)    This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by the application of a Governmental Authority or arbitrator of equitable principles (regardless of whether enforcement is sought in equity or law).

(e)    There is no pending or, to the best knowledge of the Guarantor, threatened action or proceeding affecting Guarantor or any of it Subsidiaries before any Governmental Authority or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Guaranty or the transactions contemplated hereby.

(f)    The Guarantor and its Subsidiaries have filed all income tax returns and other material tax returns which are required to be filed by it in all jurisdictions and has paid all taxes or claims imposed on it or its or their properties, except for taxes contested in good faith as to which adequate reserves have been provided, if required, in accordance with GAAP. Neither Guarantor nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of its taxes or is aware of any circumstances that would cause the taxable years or other taxable periods of the Guarantor not to be subject to the normally applicable statute of limitations.

(g)    All written information prepared by the Guarantor and provided to the Buyer in connection with the negotiation, execution and delivery of this Guaranty or the transactions contemplated hereby was, on or as of the applicable date of provision thereof, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(h)    The Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. The Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

SECTION 7.     Covenants.    So long as the Buyer has an obligation to purchase any Loans or any other Purchased Assets under the Master Repurchase Agreement or any of the Guaranteed Obligations shall remain unpaid, the Guarantor covenants and agrees that:

(a)    The Guarantor will maintain its legal existence and, unless non-compliance will not result in a Material Adverse Effect, comply with all applicable laws.

(b)    The Guarantor will pay and discharge, before the same shall become delinquent, all income taxes and other material taxes imposed upon it or upon its property, provided, however, that the Guarantor shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, if required, in accordance with GAAP.

(c)    All written information prepared by the Guarantor and provided to the Buyer in connection with the negotiation, execution and delivery of this Guaranty or the transactions contemplated hereby will be, on or as of the applicable date of provision thereof, complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

SECTION 8.     Payment by Guarantor.    Payment by the Guarantor shall be made to the Buyer in immediately available federal funds to an account designated by the Buyer or at the address set forth herein for the giving of notice to the Buyer or at any other address that may be specified in writing from time to time by the Buyer and shall be credited and applied to the Guaranteed Obligations.

SECTION 9.    Benefit of Guaranty.    The provisions of this Guaranty are for the benefit of the Buyer and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Sellers and the Buyer, the obligations of a Seller under the Program Documents.

SECTION 10.    Further Assurances.    The Guarantor agrees, upon the request of the Buyer to execute and deliver to the Buyer, from time to time, any additional instruments or documents reasonably considered necessary by the Buyer to cause the obligations of the Guarantor under this Guaranty to be, become or remain valid and effective in accordance with its terms.

SECTION 11.    Amendment of Guaranty.    No provision of this Guaranty may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Buyer and the Guarantor.

SECTION 12.    Governing Law; Submission to Jurisdiction.

(a)    Governing law.    This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

(b)    Submission to Jurisdiction.    The Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the United States District Court for the Southern District of New York (and all appropriate appellate courts), or if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York City (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Guaranty or any other Program Document, or for recognition or enforcement of any judgment, the Guarantor irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Program Document shall affect any right that the Buyer may otherwise have to bring any action or proceeding relating to this Guaranty or any other Program Document against the Guarantor or its properties in the courts of any jurisdiction.

(c)     Waiver of Venue.    The Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Program Document in any court referred to in paragraph (b) of this section. The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Service of Process.    The Guarantor irrevocably consents to service of process in the manner provided for notices in Section 35 of the Master Repurchase Agreement. Nothing in this Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e)     WAIVER OF JURY TRIAL.    THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

SECTION 13.     Setoff Rights.    If an Event of Default shall have occurred and be continuing, the Buyer and its respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Buyer or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under the Master Repurchase Agreement or any other Program Document to the Buyer and its respective Affiliates, irrespective of whether or not the Buyer or its respective Affiliates shall have made any demand under the Master Repurchase Agreement or any other Program Document and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of the Buyer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Buyer and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Buyer or its respective Affiliates may have. The Buyer agrees to notify the Guarantor promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 14.     Judgment Currency.    If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to the Buyer under any Program Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the ”Judgment Currency”) other than the currency due thereunder, namely, U.S. dollars (the ”Agreed Currency”), the Guarantor agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following the Buyer’s receipt of any sum adjudged in the Judgment Currency Secured Party may purchase the Agreed Currency with the Judgment Currency and (b) to indemnify and hold harmless the Buyer against any deficiency in terms of the Agreed Currency in the amounts actually received by the Buyer following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Agreed Currency). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of the Guarantor separate and independent from its other respective obligations hereunder and under the Master Repurchase Agreement, shall apply irrespective of any indulgence granted by the Buyer, and shall survive the termination of this Guaranty.

SECTION 15.      Severability.    Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

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IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

By:	/s/ Robert K. Cole
Name:	Robert K. Cole
Title:	CEO